UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 7, 2011

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 25, 2011, Supreme Industries, Inc. (the “Company”) and The Armored Group (“TAG”) signed a Civil Settlement Agreement under the terms of which the lawsuit between the parties will be dismissed and the Company agreed to: (i) pay to TAG the cash sum of $1,100,000; and (ii) issue and deliver to TAG on or about May 25, 2011, 350,000 shares of the Company’s Class A Common Stock and an additional 350,000 shares on January 15, 2012.  Under the terms of the Civil Settlement Agreement, the Company is required to file with the Securities and Exchange Commission a Registration Statement registering all 700,000 shares.  On June 7, 2011, the Company and TAG entered into an Amendment to Civil Settlement Agreement under the terms of which TAG waived the obligation of the Company to file a Registration Statement in exchange for a cash payment of $25,000 payable $15,000 at the time of signing the Amendment and the balance of $10,000 payable on January 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: June 13, 2011	By:	/s/ Kim Korth
Kim Korth
President and Chief Executive Officer